Exhibit 10.1

License Agreement

THIS AGREEMENT made the 11th day of March, 2010.

BETWEEN:

ValiMedix Limited, a corporation incorporated under the laws of the United Kingdom and having its principal office at 24 Greville Street, London EC1N 8SS, UK
(hereinafter called the “Company”)

OF THE FIRST PART;
AND

Eternity Healthcare Inc., a corporation incorporated under the laws of Canada and having its registered and records office at 410 – 1333 West Broadway, Vancouver, British Columbia V6H 4C1

(hereinafter called the “Distributor”)

OF THE SECOND PART.

WHEREAS the Company has developed and is the sole and exclusive owner of a portfolio of innovative In Vitro diagnostic products;

AND WHEREAS the Distributor, being familiar with the Products, wishes to enter into an Agreement with the Company whereby the Distributor will undertake responsibility for the distribution and sale of the Products on an exclusive basis throughout the Exclusive Territory (as hereinafter defined) and on a non-exclusive basis throughout the Non-Exclusive Territory, on the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

1.           DEFINITIONS AND SCHEDULES

Definitions

(1)           As used in this Agreement, the following words and phrases shall have the following meanings:

“Exclusive Territory” means: Canada.

“Non-Exclusive Territory” means United States.

“Products” means the home based diagnostic kits produced now or in future by the Company and currently consisting of:

Cholesterol Level Test
Blood Glucose Level Test
Female Chlamydia Test
Bowel Health Test
Urine Infection Test
Menopause Test
Stomach Ulcer Test
Prostate Health Test
Multi Drug Test
Gluten Intolerance Test

“Term” means the term of this Agreement as provided in subsection 3(1) including any renewal provided thereunder.

“Trade Mark” means the unregistered trade marks “SELFCheck”.

Schedules

(2)	The attached schedule forms part of this Agreement:

Schedule No.	Description of Schedule	Section No.
A	price list	5

2.           APPOINTMENT AND TERRITORY

Appointment

(1a)           The Company hereby grants to the Distributor the sole and exclusive right to distribute and sell the Products within the Exclusive Territory and hereby appoints the Distributor as its sole distributor in the Exclusive Territory for this purpose.

(1b)           The Company hereby grants to the Distributor the non-exclusive right to distribute and sell the Products within the Non-Exclusive Territory and hereby appoints the Distributor as its non-exclusive distributor in the Non-Exclusive Territory for this purpose.

Sub-Distributors

(2)           In connection with the performance of its obligations hereunder, the Distributor shall have the right to appoint sub-distributors, provided that, as a condition of such appointment, such sub-distributors shall be entitled to distribute the Products within the Exclusive Territory and the Non-Exclusive Territory and subject to and in accordance with the terms of this Agreement.

Restriction on Sale of Products

(3)           Subject to the terms of this Agreement, during the Term the Company shall not, directly or indirectly, sell, assign or grant to any other person, firm or corporation, the right to make, sell, or distribute the Products or similar products within the Exclusive Territory.

(4)           The Distributor shall not, directly or indirectly, distribute or sell Products for delivery to any location outside of the Exclusive Territory and the Non-Exclusive Territory.

Referrals

(5)           The Company agrees to refer to the Distributor all enquiries, orders or requests for Products originating from or intended for delivery within the Exclusive Territory.

Solicitation

(6)           The Distributor agrees that it will not solicit orders for Products, advertise the Products, maintain any branch for marketing the Products or keep any stock of the Products outside the Exclusive Territory and Non-Exclusive Territory.

3.           TERM AND RENEWAL

Term

(1)           This Agreement shall become effective upon its execution by both parties hereto and, unless terminated earlier in accordance with the provisions of this Agreement, shall remain in effect for a period of 20 years from the date of such execution (the “Initial Term”).

Renewal

(2)           Upon the expiry of the Initial Term and provided that the Distributor meets its minimum purchase quota, as defined below, and further that the Distributor is not otherwise in default hereunder, the Distributor may, by notice in writing to the Company, to be given not less than 90 days prior to the expiry of the Initial Term, renew this Agreement upon the terms and conditions herein contained for an additional 10 year term (the “Renewal Term”). The Distributor may further renew this Agreement for successive one year terms from time to time thereafter on the same terms as for the Renewal Term.

4.           OBLIGATIONS OF THE DISTRIBUTOR

Minimum Purchase Quota

(1)           During the Initial Term and each Renewal Term, if applicable, the Distributor covenants and agrees to purchase from the Company for distribution within the Territory not less than the minimum purchase quotas set forth in the table below:

Year	Minimum Purchase Quota
2010 – 2030	$1,000,000

In the event that the Distributor shall purchase more than the minimum purchase quota required in a particular year, the excess shall be credited towards meeting its quota for the subsequent year or years, as the case may be.

Other Obligations

(2)           The parties agree that during the term of this Agreement the Distributor shall:

(a)           use its reasonable efforts to advertise and promote the sale of the Products in the Territory and to make regular and sufficient contact with the present and potential customers of the Distributor;

(b)           anticipate requirements and order promptly when required for the purpose of facilitating shipments at minimum transportation costs;

(c)           maintain adequate sales and warehouse facilities and sufficient stock of the Products to ensure prompt service to customers of the Distributor; and

(d)           promptly comply with the terms of sale for any of the Products as herein provided, promptly pay the sale price as herein provided, and honour any warranty offered by the Company on the Products.

5.           PRICES

Sale Prices

(1)           The Company shall, from time to time, provide the Distributor with its price-list, the current form of which is attached hereto as Schedule “A”, with respect to the Products quoted FOB the Company’s or the manufacturer’s plant. The Company shall sell the Products to the Distributor at the lowest wholesale price for the Products set out in the most recent price-list provided by the Company. The Distributor will then resell the Products to its customers in the Territory.

(2)           The Company may, from time to time during the Term, alter all or vary any of the prices in respect of any of the Products by giving notice of such change to the Distributor in writing which notice may only be given within 30 days after each 3 year anniversary date of this Agreement and shall be effective for the following 3 year period during the term.

Payment

(3)           The Company will invoice the Distributor for all Products sold to it hereunder. Ordinary payment terms will require the Distributor to pay for all orders of Products within thirty (30) days of the date that the Products are delivered to the Distributor’s designated warehouse.

Price-List

(4)           The Company may provide to the Distributor, from time to time, lists setting out its suggested selling prices with respect to the Products. The Distributor shall have the right to establish its own selling prices for the Products. If the Distributor does not sell the Products at the selling prices suggested by the Company, the Distributor will not suffer in any way in its business relations with the Company or any other person whom the Company can otherwise influence or control.

Sales and Marketing

(5)           Subject to the provisions of this Agreement, the determination of sales and marketing strategies and selling prices for the Products during the Term shall be the sole responsibility of the Distributor.

Consultation, etc.

(6)           The Distributor agrees to consult with the Company from time to time in connection with sales and marketing strategies for the Products. In addition, the Distributor agrees to report regularly to the Company upon marketing conditions affecting the sale of Products within the Exclusive Territory.

6.           RESPONSIBILITIES OF THE COMPANY

(1)           The parties agree that during the term of this Agreement the Company shall:

(a)           provide the Distributor with such information as the Company considers appropriate in order to assist the Distributor in the preparation of sales promotion material and shall provide the Distributor with its sales promotional material relating to the Products in order to facilitate advertising of the Products, together with such information as the Company deems appropriate in connection with any warranties relating to the Products;

(b)           replace, at its own cost, any and all Products which are delivered by the Company to the Distributor in a defective or unsatisfactory state;

(c)           arrange for the manufacture and delivery of all orders of Products placed by the Distributor to the Distributor at its designated warehouses in a prompt and timely manner;

(d)           properly maintain or cause to be filed applications for the registration of the Trade-Mark;

(e)           bear all liability in respect of the Products for any and all matters arising out of the manufacture of the Products;

(f)           permit the Distributor to hold itself out as an authorized distributor of the Products; and

(g)           package and label all Products in accordance with applicable Canadian standards and in compliance with Canadian law.

(2)           Company represents and warrants to the Distributor that:

(a)           the recitals to this Agreement are true and correct;

(b)           the Company has all the right, title and interest in and to the Products and has the right to license the Distributor herein; and

(c)           the Company has not granted to any other person, other than the Distributor, any licence or other right to manufacture, sell or otherwise deal with the Products in the Exclusive Territory.

7.           TERMINATION

(1)           Each of the Distributor and the Company shall have the right to terminate this Agreement (except for those provisions which by their nature survive termination), upon the occurrence of any of the following events, such termination to be effective immediately upon the receipt or deemed receipt by the other party of notice to that effect:

(a)           if a party is in default of any of the provisions, terms or conditions herein contained and shall fail to remedy such default within 60 days of written notice thereof from the other party;

(b)           the other party becomes bankrupt or insolvent (as such terms are defined by the Bankruptcy and Insolvency Act (Canada)), makes an assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors;

(c)           if the other party winds-up, dissolves, liquidates or takes steps to do so or otherwise ceases to function as a going concern or is prevented from reasonably performing its duties hereunder; or

(d)           if a receiver or other custodian (interim or permanent) of any of the assets of the other party is appointed by private instrument or by court order or if any execution or other similar process of any court becomes enforceable against the other party or its assets or if distress is made against the other party’s assets or any part thereof.

(2)           Upon termination of this Agreement for any reason whatsoever, the following shall apply:

(a)           each party shall reconvey and release to the other party all rights and privileges granted by this Agreement;

(b)           the Distributor shall return to the Company all advertising, informational or technical material given to the Distributor by the Company;

(c)           the Distributor shall cease using the Company’s trade-names and trade-marks and thereafter refrain from holding itself out as an authorized distributor of the Company;

(d)           if requested by the Company, the Distributor shall sell to the Company, at the original net price paid by the Distributor plus actual freight charges for delivery to the Company, all of the Products sold by the Company to the Distributor and on hand in the Distributor’s place of business or in the possession or the control of the Distributor at the time of termination of this Agreement and deliver same to the Company forthwith upon request, provided however, that the Company may reject any of the Products so delivered, which are not in first class condition; and

(e)           the Distributor shall immediately pay all amounts owing by it to the Company.

(3)           This section, number 7, shall survive the termination of this Agreement.

8.           TRADE-MARK

Use of Trade-Mark

(1)           The Company hereby grants the Distributor the right to sell the Products bearing its Trade-Mark and in connection with the use of such Trade-Mark, the parties agree as follows:

(a)           the Distributor shall notify the Company promptly of any suspected infringement or passing off or any pending or threatened litigation or other proceeding concerning the Trade-Mark which may come to its attention;

(b)           the Company shall use its best efforts to prosecute, defend and conduct at its own expense all suits involving the Trade-Mark including, without limitation, actions involving infringement or passing off and will undertake any actions or litigate any proceeding reasonably necessary for the protection of the Trade-Mark and the Distributor shall provide every assistance to the Company in such defence at the cost of the Company;

(c)           nothing in this Agreement shall be deemed in any way to constitute any transfer or assignment by the Company of the Trade-Mark to the Distributor; and

(d)           the Distributor is entitled to use the Trade-Mark to market and sell the Products.

9.           ASSIGNMENT

The parties covenant and agree that the Distributor shall not, without the prior written consent of the Company transfer the whole of this Agreement without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing the Distributor shall have the right to transfer this Agreement to a company controlled by the Distributor or to an affiliate of the Distributor.  Upon such transfer, the Distributor shall provide notice of the transfer to the Company and the Distributor shall have no further obligation under this Agreement provided that the transferee agrees to assume all rights and responsibilities hereunder henceforth.

10.           INDEPENDENT CONTRACTOR

This Agreement does not and shall not be construed to create any partnership or agency whatsoever as between the Company and the Distributor and the Distributor shall not, by reason of any provision herein contained, be deemed to be the partner, agent or legal representative of the Company nor to have the ability, right or authority to assume or create, in writing or otherwise, any obligation of any kind, express or implied, in the name of or on behalf of the Company.

11.           GENERAL CONTRACT PROVISIONS

Entire Agreement

(1)           This Agreement constitutes the entire agreement between the parties with respect to all matters herein contained, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by all the parties hereto and any amendments, alterations or qualifications hereof shall not be binding upon or affect the rights of any party who has not given its consent in writing.

Headings

(2)           The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Severability

(3)           In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

Governing Law

(4)           This Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada and any court of competent jurisdiction in British Columbia, Canada shall have jurisdiction to adjudicate any matter arising out of this Agreement.

Notices

(5)           All notices, requests, demands or communications made pursuant to the terms hereof or required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party at the first above written or at such other address as may be given by any of them to the other from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or, if mailed, three (3) business days following the date of mailing thereof, provided that if any such notice, request, demand or other communication shall have been mailed and regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received three (3) business days after the day following the resumption of normal mail service.

Time of the Essence

(6)           Time shall be of the essence.

Further Assurances

(7)           The parties agree to sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

Successors and Assigns

(8)           This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Non-Waiver

(9)           No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

Force Majeure

(10)           In the event of an inability or failure by the Company to manufacture, supply or ship any of the Products herein by reason of any fire, explosion, war, riot, strike, walk out, labour controversy, flood, shortage of water, power, labour, transportation facilities or necessary materials or supplies, default or failure of carriers, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act or order of any court, board, government or other authority of competent jurisdiction, or any other direct cause beyond the reasonable control of the Company, then the Company shall not be liable to the Distributor during the period and to the extent of such inability or failure. Deliveries omitted in whole or in part while such inability remains in effect shall be cancelled.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date and year first above written.

Eternity Healthcare Inc. Per:/s/ signed ____________________ Name: Title: ValiMedix Limited Per:/s/ signed ____________________ Name: Title:

Schedule A

Product	Suggested Price ($)
Cholesterol Level Test	20

Blood Glucose Level Test	20

Female Chlamydia Test	30

Bowel Health Test	30

Urine Infection Test	30

Menopause Test	30

Stomach Ulcer Test	30

Prostate Health Test	30

Multi Drug Test	40

Gluten Intolerance Test	20

MINIMUM OREDER

Test Kit	2011	2012

Bowel Health Test	2,000	10,000
Female Chlamydia	5,000	20,000
Blood Glucose	1,000	5,000
Cholesterol	5,000	30,000
Multi Drug	10,000	30,000
Stomach Ulcer	1,000	5,000
Menopause	1,000	5,000
Prostate Health	10,000	50,000
Urine Infection	2,000	15,000